                                                                     Exhibit 4.4

                                SECOND AMENDMENT
                            TO THE RIGHTS AGREEMENT
                            DATED AS OF JULY 9, 1999
                          BETWEEN NOVA CORPORATION AND
                    FIRST UNION NATIONAL BANK, RIGHTS AGENT


     THIS SECOND AMENDMENT (the "Second Amendment") to the Rights Agreement dated as of July 9, 1999 between NOVA Corporation and First Union National Bank, as Rights Agent, as amended by that First Amendment dated August 3, 2000 (the "Rights Agreement") is made to be effective on the 10th day of November, 2000 by NOVA Corporation (the "Company").

                              W I T N E S S E T H
                              -------------------

     WHEREAS the Company has established the Rights Agreement;

     WHEREAS, Section 27 of the Rights Agreement permits the Company to supplement or amend any provision of the Rights Agreement, subject to certain conditions, without the approval of the holders of the Rights, in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates;

     WHEREAS, the Company deems it necessary and desirable to amend the Rights Agreement in order to revise the provision addressing a change of Rights Agent;

     NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

                                       1.

     Section 21 shall be amended by deleting in the fifth sentence "$50,000,000" and inserting in lieu thereof "$10,000,000."

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Rights Agreement to be duly executed as of the date and year first above written.

Attest:                                 NOVA CORPORATION

By:  /s/ Carole A. Loftin               By:  /s/ Stephen M. Scheppmann
     -------------------------               --------------------------------
     Carole A. Loftin                        Stephen M. Scheppmann
     Vice President and                      Executive Vice President
     Assistant Secretary                     and Chief Financial Officer